Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Reports Strong Third Quarter 2020 Results and Raises Outlook

•3Q20 revenue
◦$4.5 billion, up 0.7% versus prior year
◦Up 4.4% on an organic1 basis; funded book-to-bill of 1.02
•3Q20 margin and earnings
◦Net income margin of 9.6%; adjusted earnings before interest and taxes (EBIT)2 margin of 17.9%
◦GAAP earnings per share from continuing operations (EPS) of $1.99, up 4.7%
◦Non-GAAP EPS2 of $2.84, up 10%
•3Q20 cash flow
◦Operating cash flow of $757 million; adjusted free cash flow (FCF)2 of $726 million
•Narrowed revenue and increased EBIT margin, EPS and adjusted FCF2 guidance for 2020
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MELBOURNE, Fla., October 30, 2020 — L3Harris Technologies, Inc. (NYSE:LHX) reported third quarter 2020 revenue of $4.5 billion, up 0.7% versus prior year, and up 4.4% on an organic1 basis. GAAP net income was $430 million, down 1.1% versus prior year. Adjusted EBIT2 was $798 million, up 4.2% versus prior year, and margin expanded 60 basis points (bps) to 17.9%. GAAP EPS was $1.99, up 4.7%, and non-GAAP EPS2 was $2.84, up 10% versus prior year.
“The L3Harris team delivered a strong quarter that demonstrated integration progress, portfolio resiliency and the perseverance of our employees,” said William M. Brown, Chairman and Chief Executive Officer. “Our on-going execution puts us in a position to deliver on an improved outlook for the year, which we'll build on over the medium term."
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1In this release, organic revenue growth excludes revenue attributable to each divested business for the portion of the prior-year period equivalent to the portion of the current-year period following the date the business was divested; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this press release.
2Adjusted EBIT, adjusted EBIT margin, non-GAAP EPS and adjusted free cash flow (FCF) are NGFMs; refer to NGFM reconciliations in the tables accompanying this press release for applicable adjustments and/or exclusions and to the disclosures in the “Non-GAAP and Pro Forma Financial Measures” section of this press release for more information.

Summary Financial Results

	Third Quarter
($ millions, except per share data)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,463	$4,431	0.7%
Net income	$430	$435	(1.1%)
Net income margin	9.6%	9.8%	(20)bps
EPS	$1.99	$1.90	4.7%

(Non-GAAP to non-GAAP comparison)[2]
Revenue	$4,463	$4,431	0.7%
Adjusted EBIT	$798	$766	4.2%
Adjusted EBIT margin	17.9%	17.3%	60bps
EPS	$2.84	$2.58	10%

	Year-To-Date
($ millions, except per share data)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$13,534	$8,024	69%
Net income	$902	$946	(4.7%)
Net income margin	6.7%	11.8%	(510)bps
EPS	$4.27	$6.13	(30%)

(GAAP to pro forma comparison)[3]
Revenue	$13,534	$13,265	2.0%
Net income	$902	$1,251	(28%)
Net income margin	6.7%	9.4%	(270)bps
EPS	$4.27	$5.48	(22%)

(Non-GAAP to adjusted pro forma comparison) [2,3]
Revenue	$13,534	$13,265	2.0%
Adjusted EBIT	$2,416	$2,204	9.6%
Adjusted EBIT margin	17.9%	16.6%	130bps
EPS	$8.47	$7.41	14%

Revenue for the quarter increased 0.7% versus prior-year GAAP as 3.3% growth in core U.S. and international businesses was offset by the divestiture of the airport security and automation business and COVID-19-related impacts, mainly for commercial-related sales. Organic revenue increased 4.4% for the quarter as 7.4% growth in core U.S. and international businesses, excluding commercial aviation and Public Safety, more than offset the anticipated decline from the pandemic. At the segment level, revenue growth was driven by Integrated Mission Systems, Space and Airborne Systems and Communication Systems, partially offset by a decline in Aviation Systems due to COVID-19-related impacts.
GAAP EPS for the quarter increased 4.7% versus prior year driven by operational excellence, integration benefits, a decrease in integration costs and lower share count, partially offset by impacts from the pandemic, higher investments and amortization of merger-related intangibles, as well as the absence of a prior-year benefit from the gain on the sale of the Harris Night Vision business. Third quarter non-GAAP EPS increased 10% versus prior year driven by the favorable factors noted above, partially offset by the impacts of the pandemic and higher investments. Net income margin contracted 20 bps and adjusted EBIT margin expanded 60 bps to 17.9% versus prior year.

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3In year-to-date comparisons in this release, "pro forma" refers to the applicable result for year-to-date 2019, which combines the actual GAAP result for the third quarter of 2019 with the corresponding results for the first and second quarters of 2019 in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in L3Harris' Current Report on Form 8-K filed on May 4, 2020; and “adjusted pro forma" refers to such combined results as adjusted for certain items indicated in the NGFM reconciliations in the tables accompanying this press release.

Segment Results

Integrated Mission Systems

	Third Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,372	$1,292	6.2%
Operating income	$213	$176	21%
Operating margin	15.5%	13.6%	190bps

	Year-To-Date
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,073	$1,317	n/m
Operating income	$638	$182	n/m
Operating margin	15.7%	13.8%	190bps

(GAAP to pro forma comparison)
Revenue	$4,073	$3,894	4.6%
Operating income	$638	$503	27%
Operating margin	15.7%	12.9%	280bps

__________________
n/m:     Not meaningful
Third quarter revenue increased 6.2% from strong growth in Maritime from a ramp in manned and classified platforms, and in ISR driven by aircraft missionization demand, partially offset by a moderate decline in Electro Optical due to program timing. Third quarter operating income increased 21% to $213 million, and operating margin expanded 190 bps to 15.5% versus prior year, driven by operational excellence and integration benefits, partially offset by higher investments.
Segment funded book-to-bill was 1.08 for the quarter and 1.22 year-to-date.
Orders strength in ISR continued with several international awards totaling $123 million, including an award to provide ISR capabilities on three King Air 350ER aircraft for the Canadian Department of National Defence (DND) and an order to deliver a missionized Gulfstream G550 aircraft to the Royal Australian Air Force (RAAF).
In Electro Optical, sensor demand remained strong with a $37 million sole-source IDIQ award for thermal sight systems and equipment in support of the U.S. Marine Corps Assault Amphibious Vehicle. The company also reinforced its international position with a $54 million order for WESCAM airborne turrets from a European customer.
In Maritime, the company's investment in unmanned capabilities led to a $35 million award from the U.S. Navy as the prime system integrator for the Medium Unmanned Surface Vehicle (MUSV) program, which with options could reach $281 million. The company was also awarded a multi-million-dollar contract by Fincantieri Marinette Marine to provide subsystems and system integration for the U.S. Navy's FFG(X) program, with a total potential that could exceed $300 million.

Space and Airborne Systems

	Third Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,249	$1,173	6.5%
Operating income	$231	$230	0.4%
Operating margin	18.5%	19.6%	(110)bps

	Year-To-Date
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$3,690	$3,148	17%
Operating income	$687	$599	15%
Operating margin	18.6%	19.0%	(40)bps

(GAAP to pro forma comparison)
Revenue	$3,690	$3,485	5.9%
Operating income	$687	$656	4.7%
Operating margin	18.6%	18.8%	(20)bps

Third quarter revenue increased 6.5% versus prior-year GAAP and 6.8% on an organic basis, primarily due to a ramp on the F-35 platform in Mission Avionics and classified growth in Intel and Cyber, partially offset by program timing in Space and Electronic Warfare. Third quarter operating income was flat at $231 million and operating margin contracted 110 bps versus prior year to 18.5% as integration benefits and operational excellence were more than offset by program mix.
Segment funded book-to-bill was 1.04 for the quarter and 1.05 year-to-date.
Order momentum in Space continued with several key awards, including a $119 million contract for the Ground-Based Electro Optical Deep Space Surveillance (GEODSS) system upgrade from the U.S. Space and Missile Systems Center, bringing total awards-to-date on the MOSSAIC program to over $200 million. In addition, the company was awarded a multi-million-dollar sole-source award for a classified imaging satellite, extending L3Harris' responsive space franchise. The company also won two key revenue synergy opportunities including a $194 million competitive, multi-award contract with a multi-million-dollar initial order from the Space Development Agency (SDA) to develop and integrate multiple end-to-end satellite systems for the tracking layer of the National Defense Space Architecture, and a $22 million contract to develop next-generation modeling and simulation technologies for the Defense Advanced Research Projects Agency's (DARPA) Secure Advanced Framework for Simulation and Modeling (SAFE-SiM) program.
Within Mission Avionics, L3Harris booked $255 million in orders for F-35 avionics and modernization components, increasing total orders for the year to more than $650 million on the platform. The company also received a multi-million-dollar contract for the initial production lot of the modernized open mission systems processor for the F/A-18 and EA-18G, a key element of the platforms' Block upgrades with significant follow-on opportunity.
In Electronic Warfare, the company was awarded a $104 million contract from the U.S. Navy to supply the next production lot of the Integrated Defensive Electronic Countermeasures (IDECM) jammer system for the F/A-18 aircraft, increasing the inception-to-date IDECM development and production awards to more than $2 billion.

Communication Systems

	Third Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,094	$1,032	6.0%
Operating income	$273	$234	17%
Operating margin	25.0%	22.7%	230bps

	Year-To-Date
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$3,300	$2,221	49%
Operating income	$788	$577	37%
Operating margin	23.9%	26.0%	(210)bps

(GAAP to pro forma comparison)
Revenue	$3,300	$3,159	4.5%
Operating income	$788	$699	13%
Operating margin	23.9%	22.1%	180bps

(Non-GAAP to pro forma comparison)[4]
Revenue	$3,300	$3,159	4.5%
Operating income	$789	$699	13%
Operating margin	23.9%	22.1%	180bps

Third quarter revenue increased 6.0% versus prior-year GAAP and 6.7% on an organic basis from growth in Tactical Communications, primarily due to strong demand in the Middle East, Europe and Asia Pacific, as well as the continued ramp in U.S. DoD modernization that also benefited Integrated Vision Systems, partially offset by expected lower demand within Public Safety due to COVID-19. Third quarter operating income increased 17% to $273 million and operating margin expanded 230 bps to 25.0% versus prior year from operational excellence, integration benefits and cost management.
Segment funded book-to-bill was 0.99 for the quarter and 0.94 year-to-date.
DoD tactical radio modernization order momentum continued in the third quarter with an $82 million award from the U.S. Special Operations Command (SOCOM) for the initial full-rate production order of its new Falcon IV® AN/PRC-167 radios, under the $255 million Next Generation Tactical Communications (NGTC) multi-channel manpack IDIQ. The company also experienced solid international tactical radio demand, including a $46 million order for Falcon III® products from a country in the Middle East, supporting the company's installed base and furthering its international leadership.
In addition, building on the successful execution of the UAE Emirates Land Tactical Systems (ELTS) program, the company strengthened its position in integrated networked systems with the award of a multi-million-dollar contract from the Bahrain Defense Forces to provide a C4I system as part of a battlefield management solution.
In Integrated Vision Solutions, the company received an initial multi-million-dollar order from the U.S. Army for the Enhanced Night Vision Goggle – Binocular (ENVG-B) Program of Record, which has a total award value of $442 million, a key milestone in a multi-year modernization opportunity.
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4Excludes COVID-19-related charges; refer to NGFM reconciliations in the tables accompanying this press release.

Aviation Systems

	Third Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$792	$948	(16%)
Operating income	$100	$127	(21%)
Operating margin	12.6%	13.4%	(80)bps

(Non-GAAP to non-GAAP comparison)[5]
Revenue	$792	$948	(16%)
Operating income	$103	$127	(19%)
Operating margin	13.0%	13.4%	(40)bps

	Year-To-Date
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$2,603	$1,278	n/m
Operating income	$(46)	$163	n/m
Operating margin	(1.8)%	12.8%	(1,460)bps

(GAAP to pro forma comparison)
Revenue	$2,603	$2,827	(7.9%)
Operating income	$(46)	$341	(113%)
Operating margin	(1.8)%	12.1%	(1,390)bps

(Non-GAAP to pro forma comparison)[5]
Revenue	$2,603	$2,827	(7.9%)
Operating income	$350	$341	2.6%
Operating margin	13.4%	12.1%	130bps

__________
n/m:     Not meaningful
Third quarter revenue decreased 16% versus prior-year GAAP and 4.1% on an organic basis, driven by COVID-19-related impacts in the commercial aviation business, which declined consistent with expectations. This decline was partially offset by growth in Defense Aviation Products, from a ramp in fuzing and ordnance systems, and Mission Networks. Third quarter GAAP and non-GAAP operating income decreased 21% and 19% to $100 million and $103 million, respectively, due to COVID-19-related impacts and the divestiture of the airport security and automation business. GAAP and non-GAAP operating margin contracted 80 bps and 40 bps to 12.6% and 13.0%, respectively, as integration benefits, operational efficiencies and cost management were more than offset by COVID-19-related headwinds.
Segment funded book-to-bill was 0.94 for the quarter and 1.08 year-to-date.
In Defense Aviation Products, demand for combat propulsion systems remained strong, including a $94 million sole-source contract from the Defense Logistics Agency (DLA) in support of the M88A2 HERCULES Recovery Vehicle and a $54 million competitive award from a country in Europe as a powerpack systems integrator. The company also received a $33 million sole-source follow-on order to provide flight and range test instrumentation support for the Trident II D5LE flight test program.
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5Excludes COVID-19-related charges; refer to NGFM reconciliations in the tables accompanying this press release.

Cash and Capital Deployment

	Third Quarter			Year-To-Date
($ millions)	2020	2019	Change	2020	2019	Change

Operating cash flow	$757	$81	$676	$2,092	$797	$1,295
Adjusted free cash flow	$726	$618	$108	$2,044	$1,264	$780

In the third quarter of fiscal 2020, L3Harris generated $726 million in adjusted free cash flow and returned $1,329 million to shareholders through $1,150 million in share repurchases and $179 million in dividends.
L3Harris also completed the divestiture of its EOTech business in the quarter. Aggregate proceeds from divestitures total $1,055 million year-to-date.

Guidance
L3Harris updates 2020 guidance as follows:
•Revenue
◦~$18.4 billion, up organically ~4.0% on a pro forma6 basis (narrowed to mid-point of previous range of $18.2 - $18.6 billion, up 3% - 5%)
•Margin and earnings
◦GAAP net income margin of ~7.4% (increased from previous guidance of 7.1%+)
◦Adjusted EBIT margin of ~17.75% (increased from previous guidance of 17.5%+)
◦GAAP EPS of ~ $6.44 (increased from previous guidance of $6.03 - $6.43)
◦Non-GAAP EPS of ~$11.55 (increased to upper end of previous guidance of $11.15 - $11.55)
•Cash flow and capital deployment
◦Operating cash flow and adjusted free cash flow of $2.82 - $2.87 billion and $2.65 - $2.70 billion, respectively (expanded to upper end of previous ranges of $2.8 - $2.9 billion and $2.6 - $2.7 billion, respectively)
◦~$2.2 billion in share repurchases, inclusive of proceeds from divestitures announced year-to-date (increased from previous guidance of ~$1.7 billion)
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6"Pro forma" refers to actual GAAP revenue for the second half of 2019 combined with revenue for the first and second quarters of 2019 in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in L3Harris' Current Report on Form 8-K filed on May 4, 2020.

COVID-19
As communicated in connection with the company’s prior releases of quarterly financial results for 2020, the ongoing COVID-19 pandemic and attempts to contain it, such as mandatory closures, “shelter-in-place” orders and travel and quarantine restrictions, have caused significant disruptions and adverse effects on the U.S. and global economies, such as impacts to supply chains, customer demand, international trade and capital markets. L3Harris' response has involved increasing its focus on keeping its employees safe while striving to maintain continuity of operations, meet customer commitments and support suppliers. For example, the company instituted work-from-home (for employees who are able to work remotely) and social distancing arrangements; canceled travel and external events; procured personal protective equipment for employees; implemented health screening procedures at all facilities; staggered work shifts, redesigned work stations, implemented stringent cleaning protocols and initiated more detailed safety precautions and protocols for on-site work, such as daily health assessments and mandatory face coverings, which currently remain in effect. The company has also maintained an active dialog with key suppliers and developed plans to mitigate supply chain risks. The company has allowed certain essential business travel to resume, and continues to expect to utilize a phased approach based on local conditions for transitioning employees from work-from-home arrangements to on-site work. The U.S. Government response to the COVID-19 pandemic has included identifying the Defense Industrial Base as a Critical Infrastructure Sector and enhancing cash flow and liquidity for the Defense Industrial Base, such as by increasing progress payments and accelerating contract awards. As a part of the Defense Industrial Base, these actions have enabled the company to keep its U.S. production facilities largely operational in support of national security commitments to U.S. Government customers and to accelerate payments to small business suppliers, which it expects to continue while the U.S. Government’s responsive actions remain in effect.
Although the company believes that the large percentage of its revenue, earnings and cash flow that is derived from sales to the U.S. Government, whether directly or through prime contractors, will be relatively predictable, in part due to the responsive actions taken by the U.S. Government described above, the company's commercial, international and public safety businesses are at a higher risk of adverse impacts related to the COVID-19 pandemic. For example, the severe decline in global air traffic from travel restrictions and the resulting downturn in the commercial aviation market and its impact on customer operations has significantly reduced demand for flight training, flight simulators and commercial avionics products in the company's Aviation Systems segment’s Commercial Aviation Solutions sector. As a result, the company temporarily closed some of its flight training facilities, initiated restructuring and other actions to align its resources with the outlook for the commercial aviation market (including workforce reduction and facility consolidation) and also has recognized $397 million of charges for impairment of goodwill and other assets and other COVID-19-related impacts in the first three quarters of 2020.
The company’s updated 2020 guidance reflects the company’s current expectations and assumptions regarding disruptions and other impacts related to the COVID-19 pandemic and associated containment actions, including on the U.S. and global economies. These assumptions continue to include a measured assessment of the downturn in the commercial aerospace business and in demand for public safety solutions, as well as additional potential risks from facility shutdowns, supply chain disruptions and international activity weakness. The company’s current expectations and assumptions could change, which could negatively affect the company’s outlook. The extent of these disruptions and impacts, including on the company's ability to perform under U.S. Government contracts and other contracts within agreed timeframes and ultimately on its results of operations and cash flows, will depend on future developments, including the severity and duration of the pandemic and associated containment and mitigation actions taken by the U.S. Government, state and local government officials and international governments, and consequences thereof, and global air traffic demand and governmental subsidies to airlines, all of which are uncertain and unpredictable, could exacerbate other risks described in the company’s filings with the SEC and could materially adversely impact the company’s financial condition, results of operations and cash flows.
Conference Call and Webcast
L3Harris will host a conference call today, October 30, 2020, at 8:00 a.m. Eastern Time (ET) to discuss third quarter 2020 financial results. The dial-in numbers for the teleconference are (US) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at L3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 12 p.m. ET on October 30, 2020.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com
Non-GAAP and Pro Forma Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations (“EPS”) for the third quarters and first three quarters of 2020 and 2019; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the third quarters and first three quarters of 2020 and 2019; adjusted free cash flow for the third quarters and first three quarters of 2020 and 2019; organic revenue growth for the third quarter of 2020 for the company and the Communication Systems, Space and Airborne Systems and Aviation Systems segments; organic revenue growth for the third quarter of 2020 for the company, excluding Commercial Aviation Solutions and Public Safety and Professional Communications sectors; segment operating income and margin for the first three quarters of 2020 for the Communication Systems segment and for the third quarter and first three quarters of 2020 for the Aviation Systems segment; and expected EPS, adjusted EBIT margin, adjusted free cash flow and organic revenue growth for full-year 2020; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

This press release also contains pro forma financial measures for the first three quarters of 2019 or full-year 2019, which combine the applicable actual GAAP result for the third quarter or second half of 2019, as applicable (which occurred following the L3Harris Merger), with the corresponding results for the first two quarters of 2019 (preceding the L3Harris Merger) in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in the company’s Current Report on Form 8-K filed with the SEC on May 4, 2020. Adjusted pro forma financial measures are included among the non-GAAP financial measures described in the preceding paragraph and refer to the applicable prior-year pro forma financial measure as adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release.

Attachments: Financial statements (10 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings per share, operating cash flow, adjusted free cash flow, net income and adjusted EBIT margin and share repurchase guidance for 2020; statements regarding being in a position to deliver on an improved outlook for 2020 and building on it over the medium term; statements regarding expected, potential or contingent impacts or actual, potential or contingent plans or expectations related to the COVID-19 pandemic; program, contract and order opportunities and awards and the value or potential value and timing thereof; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: actual impacts related to the COVID-19 pandemic; risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting our commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired and the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
(In millions, except per share amounts)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019

Revenue from product sales and services	$4,463	$4,431	$13,534	$8,024
Cost of product sales and services	(3,152)	(3,242)	(9,625)	(5,604)
Engineering, selling and administrative expenses	(817)	(999)	(2,484)	(1,658)
Business divestiture-related (losses) gains	(10)	229	(62)	229
Impairment of goodwill and other assets	—	—	(394)	—
Non-operating income	96	79	296	173
Interest income	4	9	12	10
Interest expense	(66)	(67)	(202)	(149)
Income from continuing operations before income taxes	518	440	1,075	1,025
Income taxes	(87)	(5)	(171)	(78)
Income from continuing operations	431	435	904	947
Discontinued operations, net of income taxes	(1)	—	(2)	(1)
Net income	430	435	902	946
Noncontrolling interests, net of income taxes	(4)	(6)	24	(6)
Net income attributable to L3Harris Technologies, Inc.	$426	$429	$926	$940

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$2.00	$1.93	$4.31	$6.25
Discontinued operations	—	—	(0.01)	—
	$2.00	$1.93	$4.30	$6.25
Diluted
Continuing operations	$1.99	$1.90	$4.27	$6.13
Discontinued operations	(0.01)	—	(0.01)	—
	$1.98	$1.90	$4.26	$6.13

Basic weighted average common shares outstanding	213.4	222.6	215.5	150.6
Diluted weighted average common shares outstanding	215.1	225.4	217.3	153.5

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
(In millions)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019

Revenue
Integrated Mission Systems	$1,372	$1,292	$4,073	$1,317
Space and Airborne Systems	1,249	1,173	3,690	3,148
Communication Systems	1,094	1,032	3,300	2,221
Aviation Systems	792	948	2,603	1,278
Other non-reportable business segments	—	23	—	102
Corporate eliminations	(44)	(37)	(132)	(42)
	$4,463	$4,431	$13,534	$8,024

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Integrated Mission Systems	$213	$176	$638	$182
Space and Airborne Systems	231	230	687	599
Communication Systems	273	234	788	577
Aviation Systems	100	127	(46)	163
Other non-reportable business segments	—	—	—	14
Unallocated corporate expenses	(23)	(93)	(113)	(94)
L3Harris Merger-related transaction and integration expenses	(27)	(170)	(95)	(222)
L3Harris Merger-related restructuring charges	—	(111)	(7)	(111)
Amortization of acquisition-related intangibles	(176)	(123)	(529)	(173)
Business divestiture-related (losses) gains	(10)	229	(62)	229
Pension adjustment	(97)	(80)	(292)	(173)
Non-operating income	96	79	296	173
Net interest expense	(62)	(58)	(190)	(139)
	$518	$440	$1,075	$1,025

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
(In millions)	October 2, 2020	September 27, 2019

Operating Activities
Net income	$902	$946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	768	330
Postretirement benefit plan income and share-based compensation	(2)	82
Qualified pension plan contributions	(7)	(328)
Impairment of goodwill and other assets	394	—
Business divestiture-related losses (gains)	62	(229)
Gain on sale of asset group	—	(12)
(Increase) decrease in:
Accounts receivable	(35)	50
Contract assets	(98)	(88)
Inventories	139	88
Increase (decrease) in:
Accounts payable	(2)	17
Contract liabilities	(94)	10
Other	65	(69)
Net cash provided by operating activities	2,092	797
Investing Activities
Net additions of property, plant and equipment	(194)	(178)
Proceeds from sales of businesses, net	1,002	346
Net cash acquired in L3Harris Merger	—	1,132
Proceeds from sale of asset group	—	20
Other investing activities	(10)	2
Net cash provided by investing activities	798	1,322
Financing Activities
Net proceeds from borrowings	249	4
Repayments of borrowings	(257)	(405)
Proceeds from exercises of employee stock options	39	127
Repurchases of common stock	(1,850)	(750)
Cash dividends	(546)	(334)
Tax withholding payments associated with vested share-based awards	(2)	(88)
Other financing activities	(6)	(7)
Net cash used in financing activities	(2,373)	(1,453)
Effect of exchange rate changes on cash and cash equivalents	—	(8)
Net increase in cash and cash equivalents	517	658
Cash and cash equivalents, beginning of year	824	343
Cash and cash equivalents, end of quarter	$1,341	$1,001

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(In millions)	October 2, 2020	January 3, 2020

Assets
Cash and cash equivalents	$1,341	$824
Receivables	1,128	1,216
Contract assets	2,416	2,459
Inventories	894	1,219
Inventory prepayments	68	91
Assets of disposal group held for sale	34	—
Property, plant and equipment	2,047	2,117
Operating lease right-of-use assets	878	837
Goodwill	18,992	20,001
Other intangible assets	8,172	8,458
Other assets	1,175	1,114
	$37,145	$38,336

Liabilities
Short-term debt	$2	$3
Accounts payable	1,207	1,261
Contract liabilities	1,089	1,214
Compensation and benefits	411	460
Current portion of long-term debt, net	666	257
Liabilities of disposal group held for sale	15	—
Defined benefit plans	1,583	1,819
Operating lease liabilities	737	781
Long-term debt, net	6,261	6,694
Other liabilities	3,735	3,103
Equity	21,439	22,744
	$37,145	$38,336

L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin, net cash provided by operating activities, revenue and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Three Quarters Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
(In millions)	As Reported		As Reported	Pro Forma

Revenue from product sales and services (B)	$4,463	$4,431	$13,534	$13,265

Net income	$430	$435	$902	$1,251
Adjustments:
Discontinued operations, net of income taxes	1	—	2	1
Net interest expense	62	58	190	188
Income taxes	87	5	171	121
Pre-merger integration costs, including change in control charges	—	61	—	91
L3Harris Merger-related transaction costs	—	74	—	74
L3Harris Merger integration costs	27	35	95	65
Restructuring charges and other items	3	111	29	111
Amortization of acquisition-related intangibles	176	123	529	435
Additional cost of sales related to the fair value step-up in inventory sold	—	92	31	92
Business divestiture-related losses (gains)	10	(229)	62	(229)
Other divestiture-related expenses	2	—	11	—
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	—	—	394	—
Gain on sale of asset group	—	(12)	—	(12)
Non-cash cumulative adjustment to lease expense	—	12	—	12
Losses and other costs related to debt refinancing	—	1	—	4
Total adjustments	368	331	1,514	953
Adjusted EBIT (A)	$798	$766	$2,416	$2,204

Adjusted EBIT margin percentage (A) / (B)	17.9%	17.3%	17.9%	16.6%

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

(In millions)	2020 Guidance

Revenue from product sales and services (B)	~ $18,400

Net income	~ $1,360
Adjustments:
Discontinued operations, net of income taxes	~ 2
Net interest expense	~ 255
Income taxes	~ 279
L3Harris Merger integration costs	~ 140
Restructuring charges and other items	~ 29
Amortization of acquisition-related intangibles	~ 703
Additional cost of sales related to the fair value step-up in inventory sold	~ 31
Business divestiture-related losses	~ 62
Other divestiture-related expenses	~ 11
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	~ 394
Total adjustments	~ 1,906
Adjusted EBIT (A)	~ $3,266

Adjusted EBIT margin percentage (A) / (B)	~ 17.75%

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to Common Shareholders
(Unaudited)

	Quarter Ended		Three Quarters Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
	As Reported		As Reported	Pro Forma	2020 Guidance

Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$1.99	$1.90	$4.27	$5.48	~ $6.44

Adjustments:
Pre-merger integration costs, including change in control charges	—	0.27	—	0.40	—
L3Harris Merger-related transaction costs	—	0.33	—	0.33	—
L3Harris Merger integration costs	0.13	0.16	0.44	0.29	~ 0.65
Restructuring charges and other items	0.01	0.49	0.13	0.49	~ 0.14
Amortization of acquisition-related intangibles	0.82	0.55	2.43	1.93	~ 3.25
Additional cost of sales related to the fair value step-up in inventory sold	—	0.41	0.14	0.41	~ 0.14
Business divestiture-related losses (gains)	0.04	(1.02)	0.29	(1.02)	~ 0.29
Other divestiture-related expenses	0.01	—	0.05	—	~ 0.05
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	—	—	1.81	—	~ 1.82
Noncontrolling interests portion of adjustments	0.02	—	(0.14)	—	~ (0.15)
Gain on sale of asset group	—	(0.05)	—	(0.05)	—
Non-cash cumulative adjustment to lease expense	—	0.05	—	0.05	—
Losses and other costs related to debt refinancing	—	—	—	0.01	—
Total pre-tax adjustments	1.03	1.19	5.15	2.84	~ 6.19
Income taxes on above adjustments	(0.18)	(0.51)	(0.95)	(0.91)	~ (1.08)
Total adjustments after-tax	0.85	0.68	4.20	1.93	~ 5.11
Non-GAAP income from continuing operations per diluted common share	$2.84	$2.58	$8.47	$7.41	~ $11.55

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Three Quarters Ended
(In millions)	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019	2020 Guidance

Net cash provided by operating activities	$757	$81	$2,092	$797	$2,819 to $2,869
Net additions of property, plant and equipment	(86)	(84)	(194)	(178)	~ (350)
Free cash flow	671	(3)	1,898	619	$2,469 to $2,519
Cash used for L3Harris Merger transaction costs, including change in control payments	—	251	—	275	—
Cash used for L3Harris integration costs	55	68	146	68	~ 181
Voluntary contribution to defined pension plans	—	302	—	302	—
Adjusted free cash flow	$726	$618	$2,044	$1,264	$2,650 to $2,700

Table 9
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income (Loss)
(Unaudited)

	Quarter Ended			Three Quarters Ended
	October 2, 2020			October 2, 2020
(In millions)	As Reported	Adjustment (A)	Non-GAAP	As Reported	Adjustment (A)	Non-GAAP

Segment Operating Income (Loss)
Aviation Systems	$100	$3	$103	$(46)	$396	$350
Communication Systems	273	—	273	788	1	789
(A)Adjustments for COVID-19-related charges for restructuring and impairment of goodwill and other assets in the case of Aviation Systems and COVID-19-related restructuring charges in the case of Communication Systems.

Table 10
L3HARRIS TECHNOLOGIES, INC.
CY'20 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

	Quarter Ended			Calendar Year Ended
	September 27, 2019			January 3, 2020
(In millions)	GAAP	Adjustment (A)	Organic	Pro Forma	Adjustment (A)	Organic

Revenue from product sales and services
Integrated Mission Systems segment	$1,292	$—	$1,292	$5,360	$—	$5,360
Space and Airborne Systems segment	1,173	(4)	1,169	4,689	(12)	4,677
Communication Systems segment	1,032	(7)	1,025	4,278	(21)	4,257
Aviation Systems segment	948	(122)	826	3,917	(364)	3,553
Other non-reportable business segments	23	(23)	—	23	(23)	—
Corporate eliminations	(37)	—	(37)	(170)	—	(170)
Consolidated	$4,431	$(156)	$4,275	$18,097	$(420)	$17,677

	Quarter Ended
(In millions)	October 2, 2020	September 27, 2019

Revenue from product sales and services	$4,463	$4,431
Adjustment for divestitures (A)	—	(156)
Commercial Aviation Solutions sector (B)	(82)	(174)
Public Safety and Professional Communications sector	(97)	(111)
	$4,284	$3,990

(A) Adjustment to exclude revenue attributable to each divested business for the remaining portion of the prior-year period equivalent to the balance of the current-year period following the date the business was divested.
(B) Excludes revenue from the airport security and automation business divested on May 4, 2020.